                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-KA

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                        OCTOBER 7, 1996 (JULY 25, 1996)
                        -------------------------------
                Date of Report (Date of earliest event reported)


                                 RENT-WAY, INC.
                                 --------------
            (Exact name of registrant as specified in its charter)


       PENNSYLVANIA                    000-22026               25-1407782
       ------------                    ---------               ----------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of corporation)                                      Identification No.)


3230 WEST LAKE ROAD, ERIE, PENNSYLVANIA                               16505
---------------------------------------                               -----
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:   (814) 836-0618

RENT-WAY, INC.                                                      FORM 8-KA
------------------------------------------------------------------------------
                                                              OCTOBER 7, 1996

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On July 25, 1996, Rent-Way, Inc. (the "Company") acquired all of the outstanding shares of Diamond Leasing Corporation ("Diamond") for consideration consisting of 20,538 shares of the Company's Common Stock and $4,375,741 in cash. Prior to the acquisition, Diamond was wholly owned by Kenneth H. Moye and Lee Brady. The amount and form of consideration paid to such persons for the stock of Diamond was determined through arms length negotiations. Pursuant to the terms of the acquisition, $325,000 of the purchase price was placed in escrow and held subject to the terms on the escrow agreement. The escrow agreement provides for $175,000 to be held pending completion of an audit of Diamond's financial statements and $150,000 to be held for a period of three years after the closing date. The cash paid in the acquisition was drawn against the Company's existing line of credit with First Source Financial LLP.

Diamond operates a chain of 11 rental-purchase stores located in Delaware, Maryland and Pennsylvania. Annual revenues for Diamond are approximately $7.0 million

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

                                                                                  Page No.
                                                                                  --------
          a.   Financial statements of business acquired.
               Audited Financial Statements of Diamond Leasing Corporation

               Report of Independent Accountants                                      5

               Balance Sheets - June 30, 1996 and 1995                                6

               Statements of Income - Years Ended
               June 30, 1996 and 1995                                                 7

               Statement of Stockholders' Equity - Years
               Ended June 30, 1996 and 1995                                           8

               Statements of Cash Flows - Years Ended
               June 30, 1996 and 1995                                                 9

               Notes to Financial Statements                                         10


          b.   Pro Forma Financial Information.
               Rent-Way, Inc. and Diamond Leasing Corporation
               Pro Forma Information

               Unaudited Pro Forma Consolidated Balance Sheet - June 30, 1996        15

               Notes to Unaudited Pro Forma Consolidated Balance Sheet               16

               Unaudited Pro Forma Consolidated Statements of Income -
               For the Year Ended September 30, 1995                                 17

               Unaudited Pro Forma Consolidated Statements of Income -
               For the Nine Months Ended June 30, 1996                               18

               Notes to Unaudited Pro Forma Consolidated Statements of Income        19


RENT-WAY, INC.                                                      FORM 8-KA
------------------------------------------------------------------------------
                                                              OCTOBER 7, 1996

     c. Exhibits in Accordance with the Provisions of Item 601 of Regulation S-B:

     Exhibit

     (2)-5 Stock Purchase Agreement between Rent-Way, Inc., Diamond Leasing Corporation, Kenneth H. Moye and Lee Brady dated July 20, 1996*

     (2)-6 Closing Letter Agreement. Amendment to the Stock Purchase Agreement between Rent-Way, Inc. Diamond Leasing Corporation, Kenneth H. Moye and Lee Brady dated July 20, 1996*

            *Previously filed


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   RENT-WAY, INC.
                                          ----------------------------------
                                                    (Registrant)


Date       October 7, 1996                     /s/ JEFFREY A. CONWAY
     -----------------------------        ----------------------------------
                                                     (Signature)
                                                  JEFFREY A. CONWAY
                                               CHIEF FINANCIAL OFFICER

                          DIAMOND LEASING CORPORATION


                    REPORT ON AUDITS OF FINANCIAL STATEMENTS


                   FOR THE YEARS ENDED JUNE 30, 1996 AND 1995

CONTENTS

                                                                            PAGE
Report of Independent Accountants ..........................................   1


Financial Statements:
   Balance Sheets ........................................................     2
   Statements of Operations ..............................................     3
   Statements of Shareholders' Equity ....................................     4
   Statements of Cash Flows ..............................................     5
   Notes to Financial Statements .........................................  6-10

DIAMOND LEASING CORPORATION

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
Diamond Leasing Corporation

We have audited the accompanying balance sheets of Diamond Leasing Corporation as of June 30, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diamond Leasing Corporation as of June 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                               COOPERS & LYBRAND L.L.P.

Cleveland, Ohio
September 6, 1996

BALANCE SHEETS
June 30, 1996 and 1995

                     ASSETS                                   1996           1995
                                                           ----------     ----------
Cash                                                       $   81,292     $   70,641
Prepaid expenses                                               29,457         40,479
Income taxes receivable                                         --             9,055
Rental merchandise, net of accumulated depreciation
    totaling $1,938,504 and $1,717,542, respectively        1,726,162      1,805,406
Equipment and leasehold improvements, net                     627,273        681,751
Deferred tax asset                                            131,434          3,534
Other assets                                                   55,145         49,503
                                                           ----------     ----------

         Total assets                                      $2,650,763     $2,660,369
                                                           ==========     ==========

       LIABILITIES AND SHAREHOLDERS' EQUITY

Book overdraft                                             $   40,872     $   62,498
Accounts payable                                              433,244        243,722
Accrued payroll                                               228,991        289,542
Income taxes payable                                           77,300          --
Debt                                                        1,468,026      1,530,379
Other liabilities                                              43,973         38,897
                                                           ----------     ----------

         Total liabilities                                  2,292,406      2,165,038

Shareholders' equity:
  Common stock, $1 par value, 1,000,000
      shares authorized, 1,000 issued and outstanding           1,000          1,000
  Retained earnings                                           357,357        494,331
                                                           ----------     ----------

         Total shareholders' equity                           358,357        495,331
                                                           ----------     ----------

         Total liabilities and shareholders' equity        $2,650,763     $2,660,369
                                                           ==========     ==========


The accompanying notes are an integral part of these financial statements.

DIAMOND LEASING CORPORATION                                                  7

STATEMENTS OF OPERATIONS
for the years ended June 30, 1996 and 1995

                                                       1996               1995
                                                    ----------         ----------
Revenues:
  Rental revenue                                    $6,154,659         $5,690,121
  Other revenue                                      1,069,885            950,299
                                                    ----------         ----------

         Total revenues                              7,224,544          6,640,420

Costs and operating expenses:
  Depreciation and amortization:
    Rental merchandise                               2,042,073          1,847,883
    Property and equipment                             198,498            217,856
  Salaries and wages                                 2,806,111          2,657,996
  Advertising                                          222,536            200,290
  Occupancy                                            475,535            394,725
  Other operating expenses                           1,478,510          1,153,187
                                                    ----------         ----------

         Total costs and operating expenses          7,223,263          6,471,937

         Operating income                                1,281            168,483

Other income (expense):
  Interest expense                                    (220,884)          (183,930)
  Interest income                                          775              --
  Other income, net                                     17,050             26,824
                                                    ----------         ----------

         (Loss) income before income taxes            (201,778)            11,377

Income tax (benefits) expense:
  Current                                               63,096              1,241
  Deferred                                            (127,900)             6,066
                                                    ----------         ----------
                                                       (64,804)             7,307
                                                    ----------         ----------
         Net (loss) income                          $ (136,974)        $    4,070
                                                    ==========         ==========


The accompanying notes are an integral part of these financial statements.

DIAMOND LEASING CORPORATION                                                  8

STATEMENTS OF SHAREHOLDERS' EQUITY
for the years ended June 30, 1996 and 1995


                                          Common Stock                            Total
                                       -------------------        Retained     Shareholders'
                                       Shares       Amount        Earnings        Equity
                                       ------       ------        ---------    -------------
Balance at July 1, 1994                 1,000       $1,000        $ 490,261      $ 491,261

  Net income                             --           --              4,070          4,070
                                       ------       ------        ---------      ---------
Balance at June 30, 1995                1,000        1,000          494,331        495,331

  Net (loss)                             --           --           (136,974)      (136,974)
                                       ------       ------        ---------      ---------
Balance at June 30, 1996                1,000       $1,000        $ 357,357      $ 358,357
                                       ======       ======        =========      =========

The accompanying notes are an integral part of these financial statements.

DIAMOND LEASING CORPORATION                                                  9

STATEMENTS OF CASH FLOWS
for the years ended June 30, 1995 and 1996

                                                                               1996           1995
                                                                           -----------    -----------
Operating activities:
  Net (loss) income                                                        $  (136,974)   $     4,070
  Adjustments to reconcile net (loss) income to net cash provided by operating activities:
    Depreciation and amortization                                            2,655,863      2,387,274
    Deferred income taxes                                                     (127,900)         6,066
    Changes in assets and liabilities:
      Rental merchandise                                                    (2,375,021)    (2,380,885)
      Prepaid expenses                                                          11,022         11,663
      Income taxes receivable                                                    9,055         (9,055)
      Other assets                                                              (5,642)       (20,288)
      Accounts payable                                                         189,522       (204,881)
      Accrued payroll                                                          (60,551)       140,747
      Income taxes payable                                                      77,300        (59,255)
      Other liabilities                                                          5,075         34,713
                                                                           -----------    -----------

         Net cash provided by (used in) operating activities                   241,749        (89,831)
                                                                           -----------    -----------

Investing activities:
  Purchases of equipment                                                      (147,120)      (463,364)
                                                                           -----------    -----------

         Net cash used in investing activities                                (147,120)      (463,364)
                                                                           -----------    -----------

Financing activities:
  (Payment on) proceeds from book overdraft                                    (21,626)        62,498
  Proceeds from borrowings                                                     359,695        789,764
  Payments on borrowings                                                      (438,201)      (274,843)
  Proceeds from loan from related party                                        124,000         90,000
  Payments on loan from related party                                         (107,846)       (85,174)
                                                                           -----------    -----------

         Net cash (used in) provided by financing activities                   (83,978)       582,245
                                                                           -----------    -----------

         Increase in cash                                                       10,651         29,050

Cash at beginning of year                                                       70,641         41,591
                                                                           -----------    -----------

Cash at end of year                                                        $    81,292    $    70,641
                                                                           ===========    ===========

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                                               $   227,300    $   168,800
    Income taxes (received) paid , net                                     $   (61,845)   $    69,579


The accompanying notes are an integral part of these financial statements.

DIAMOND LEASING CORPORATION                                                 10

NOTES TO FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     The significant accounting policies and practices followed by the Diamond Leasing Corporation (the "Company") are as follows:

     DESCRIPTION OF BUSINESS: The Company operates a chain of 11 rental-purchase stores in Pennsylvania, Delaware and Maryland that rent durable household products such as home entertainment, furniture, major appliances, and jewelry to consumers on a weekly, bi-weekly, semi-monthly, or monthly basis.

     CASH: The Company maintains at various financial institutions cash accounts which periodically may exceed federally insured amounts.

     RENTAL MERCHANDISE, RELATED RENTAL AND OTHER REVENUE AND DEPRECIATION:
     Rental merchandise is rented to customers pursuant to rental agreements with maximum terms from fifteen to eighteen months which provide for either weekly, bi-weekly, semi-monthly, or monthly payments collected in advance. The rental arrangement may be terminated at any time by the customers and if terminated, the rental merchandise is returned to the Company. Rental revenue is recognized when collected, since at the time of collection of the rental, merchandise has been placed in service and costs of installation and delivery have been incurred. This method of revenue recognition does not produce materially different results than if rental revenue was recognized over the agreed upon rental period. At the end of each rental period, the customers can renew the rental agreement, return the merchandise with no obligation or purchase the merchandise through a variety of purchase options, except in Pennsylvania (where customers may purchase the product at any time at a price negotiated between the customer and the Company). Amounts from such sales are included in other revenue. Merchandise rented to customers or available for rent is depreciated on a straight-line basis over fifteen or eighteen months.

     Merchandise rented to customers or available for rent is classified in the balance sheet as rental merchandise and is valued at cost and depreciated commencing with the initial rental date by the straight-line method. Write-offs of rental merchandise arising from customers' failure to return merchandise and losses due to excessive wear and tear of merchandise are recognized using the direct write-off method, which is materially consistent with the results that would be recognized under the allowance method.

     EQUIPMENT AND LEASEHOLD IMPROVEMENTS: Equipment and leasehold improvements are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of depreciable assets are capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations.

     Depreciation is provided on the straight-line and accelerated methods based on the estimated useful lives of the depreciable assets.


DIAMOND LEASING CORPORATION                                                  11

       INCOME TAXES: Income taxes are computed under the liability method whereby deferred income taxes, if significant, are recognized to reflect the tax consequences on future years attributed to temporary differences between the financial statement and tax basis of assets and liabilities and for carryforward items. At June 30, 1996 and 1995, primary components of deferred taxes were related to rental merchandise and equipment. The measurement of current and deferred tax assets and liabilities is based on enacted tax laws. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of tax benefits that may not be realized.

       BALANCE SHEET PRESENTATION: The Company presents an unclassified balance sheet since its operating cycle exceeds a one year period which is consistent with industry practice.

       CASH EQUIVALENTS: For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months of less to be cash equivalents.

       USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates.

       FAIR VALUE OF FINANCIAL INSTRUMENTS: Management has determined that the carrying amount of financial instruments (Note 3), as reported on the balance sheet, approximates fair value.

2.     EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

       Equipment and leasehold improvements consist of the following:

                                                                    1996        1995
                                                                 ---------   ---------
         Leasehold improvements                                 $  447,921   $  376,288
         Vehicles                                                  744,897      729,624
         Store and office equipment                                258,475      237,081
                                                                ----------   ----------
                                                                 1,451,293    1,342,993
         Less accumulated depreciation and amortization            824,020      661,242
                                                                ----------   ----------
                                                                $  627,273   $  681,751
                                                                ==========   ==========


       Depreciation and amortization expense totaled $201,598 and $222,942 for the years ended June 30, 1996 and 1995.


DIAMOND LEASING CORPORATION                                                   12

3.     DEBT:

       Debt consists of the following:

                                                                                        June 30,
                                                                                -------------------------
                                                                                   1996           1995
                                                                                   ----           ----
       Note payable -related party is a demand note from the principal shareholder, collateralized by the Company's stock.
       Principle payments are made based on excess cash flows
       of the Company and are not reflective of an established
       payment schedule. Interest accrues at 15% per annum at
       June 30, 1996 and 1995                                                   $  273,445     $  257,291


       Note payable to financial institution-demand note for
       $165,000 collateralized by various vehicles.  The principal and interest is payable in monthly installments of $6,302
       and matures in October 1996. Interest is payable monthly
       at a fixed rate of 8% per annum at June 30, 1996                             15,212         84,011


       Note payable to financial institution-term note for $750,000 collateralized by a first lien on real estate, rental
       equipment, equipment, accounts receivable, assignment
       of life insurance and the guarantee of the shareholder.
       The principal is payable in 60 consecutive equal monthly
       installments of $12,500 and matures February 19, 1998.
       Interest is payable monthly at the low New York prime rate
       (base rate 10.25% and 11% at June 30, 1996 and 1995, respectively)          250,000        400,000


       Note payable to financial institution-term note for $750,000 collateralized by rental equipment, accounts receivable,
       furniture and fixtures and the guarantee of the shareholder.
       The principal and interest are payable in 60 consecutive
       equal monthly installments of $15,894 and matures October 1,
       2000. Interest is payable monthly at the financial institution's published base rate plus 1.75 %, (base rate 10% at June 30, 1996).
       This note replaced a $250,000 and a $200,000 note with the same financial institution that were outstanding at June 30, 1995.
       For the $250,000 term note interest was payable monthly at the financial institution's interest rate plus 2% (base rate 11% at
       June 30, 1995). For the $200,000 term note, interest was payable monthly at the financial institution's interest rate plus 1.75%
       (base rate 10.75% at June 30, 1995)                                         658,101        450,000

       Various vehicle notes-payable in monthly installments
       ranging from $563 to $763, including interest ranging from
       8.59% to 11.32% payable through 1999                                        271,268        338,365

       Other                                                                           -              712
                                                                                ----------     ----------
                                                                                $1,468,026     $1,530,379
                                                                                ==========     ==========


DIAMOND LEASING CORPORATION                                                   13

       At June 30, 1996 aggregate annual maturities of debt for the next five fiscal years and thereafter are as follows:

         1997                                         $  828,024
         1998                                            240,389
         1999                                            187,018
         2000                                            176,341
         2001 and thereafter                              36,254
                                                      ----------
                    Total                             $1,468,026
                                                      ==========


       Interest expense totaled $220,884 and $183,930 for the years ended June 30, 1996 and 1995. Subsequent to June 30, 1996, certain portions of the financing obligations were refinanced (see Note 8).

4.     LEASES:

       The Company leases certain real estate and vehicles under noncancelable operating leases. Most of the store leases require the payment of taxes, insurance, and maintenance costs by the Company.

       Future minimum lease payments under leases with initial or remaining noncancelable lease terms in excess of one year as of June 30, 1996 are as follows:

             1997                                            $ 335,391
             1998                                              305,070
             1999                                              205,505
             2000                                               89,924
             2001 and thereafter                                 8,491
                                                             ---------
                     Total minimum lease payments            $ 944,381
                                                             =========

       Rental expense for operating leases totaled $354,144 and $293,796 for the years ended June 30, 1996 and 1995.

5.     RELATED PARTY TRANSACTIONS:

       The Company maintains a related party loan from the principal shareholder of $273,445 and $257,291 at June 30, 1996 and 1995,
       respectively. Interest accrues at 15% per annum and is paid periodically throughout the year. Interest incurred during the years ended June 30, 1996 and 1995 amounted to $48,443 and $47,167, respectively.


DIAMOND LEASING CORPORATION                                                   14

       The principal shareholder has an agreement with the Company whereby the shareholder is paid a fee equal to 4% per annum of the outstanding loans personally guaranteed for the benefit of the Company. During the years ended June 30, 1996 and 1995, $40,588 and $33,120 were paid for loan guarantee fees.

       A related party note receivable of $3,673 was written-off by the Company in June 1996. This balance was originally recorded as a receivable under employee advances and subsequently written-off as an employee bonus.

6.     COMMITMENTS AND CONTINGENCIES:

       The Company is subject to commitments, legal proceedings and claims, which arise in the ordinary course of business. In management's opinion, the amount of ultimate liability from such matters will not materially affect the financial position or operating results of the Company.

7.     SUBSEQUENT EVENTS:

       Effective July 25, 1996, the Company was merged with Rent-Way, Inc. under the provisions of an Agreement and Plan of Merger dated July 25, 1996. Concurrent with the merger, several portions of the financing disclosed in Note 3 were paid in full. Included in this transaction were the notes payable to a financial institution including the term note for $658,101, term note for $250,000 and demand note for $7,576 plus accrued interest.

       Subsequent to June 30, 1996, and pursuant to a stock option agreement between the principle shareholder and senior management dated July 25, 1996, management purchased 25% of the outstanding shares of the Company at a price of $.01 per share.


DIAMOND LEASING CORPORATION                                                  15

RENT-WAY, INC.                                                        FORM 8-KA
-------------------------------------------------------------------------------
                                                                OCTOBER 7, 1996


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                                                                    JUNE 30, 1996
                                                                     (UNAUDITED)
                                          -----------------------------------------------------------------------

                                          AS REPORTED          DIAMOND             PRO FORMA         PRO FORMA
                                          RENT-WAY, INC.       LEASING, INC.       ADJUSTMENTS       CONSOLIDATED
                                          -------------        -------------       -----------       ------------

ASSETS
  Cash                                     $ 1,288,224          $   81,292                           $ 1,369,516
  Prepaid expenses                             881,680              29,457                               911,137
  Rental merchandise, net                   15,845,884           1,726,162         $ (200,000) (a)    17,372,046
  Deferred income taxes                      1,430,204             131,434                             1,561,638
  Proprety and equipment, net                3,918,403             627,273            (50,000) (a)     4,495,676
  Goodwill, net                             16,294,461                              4,629,884  (b)    20,924,345
  Deferred financing costs, net                411,445                                                   411,445
  Prepaid consulting fee                     1,086,309                                                 1,086,309
  Other assets                                 728,558              55,145            200,000  (b)       983,703
                                           -----------          ----------         ----------        -----------
                                           $41,885,168          $2,650,763         $4,579,884        $49,115,815
                                           ===========          ==========         ==========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Accounts payable                         $ 1,989,941          $  433,244                           $ 2,423,185
  Other liabilities                          1,186,170             313,836             (7,576) (c)     1,492,430
  Income taxes payable                       1,377,287              77,300                             1,454,587
  Debt                                       7,145,603           1,468,026          5,666,418  (c)    13,371,946
                                                                                     (908,101) (c)
                                           -----------          ----------         ----------        -----------
                                            11,699,001           2,292,406          4,750,741         18,742,148

  Redeemable preferred stock                 1,120,700                                                 1,120,700

  Common stock                              27,150,043               1,000            187,500  (a)    27,337,543
                                                                                       (1,000) (a)
  Retained earnings                          1,915,424             357,357           (357,357) (a)     1,915,424
                                           -----------          ----------         ----------        -----------
  Total shareholders' equity                29,065,467             358,357           (170,857)        29,252,967
                                           -----------          ----------         ----------        -----------
                                           $41,885,168          $2,650,763         $4,579,884        $49,115,815
                                           ===========          ==========         ==========        ===========

           *See the Notes to the Unaudited Pro Forma Consolidated Balance Sheet

RENT-WAY, INC.                                                      FORM 8-KA
------------------------------------------------------------------------------
                                                              OCTOBER 7, 1996


            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


1.  BASIS OF PRESENTATION

    The unaudited pro forma consolidated balance sheet has been prepared assuming the acquisition of Diamond Leasing Corporation ("DLC") was consummated on June 30, 1996. The acquisition has been accounted for as a purchase in accordance with the provisions of the Accounting Principles Board Opinion No. 16, and accordingly, the purchase price has been allocated to the net assets acquired based on historical information available to management and preliminary estimates of fair market value.

2.  PRO FORMA ADJUSTMENTS TO THE PRO FORMA CONSOLIDATED BALANCE SHEET

    (a) The excess purchase price over the fair value of the net assets of DLC was calculated as follows:

           Purchase price:
             Common Stock ($9.21)                          $  187,500
             Cash                                           4,375,741
             Other acquisition and closing costs              375,000
                                                           ----------
               Total purchase price                         4,938,241

           DLC net assets as reported                        (358,357)
           Plus fair value adjustments:
             Adjustment to record rental
               merchandise at fair value                      200,000
             Adjustment to record property
               and equipment at fair value                     50,000
                                                           ----------
           Excess purchase price over fair value
             of the net assets of DLC                      $4,829,884
                                                           ==========


    (b) The excess purchase price over the fair market value of the net assets of DLC was allocated to assets and liabilities based on historical information and preliminary estimates of fair value. The final purchase price allocation is subject to refinement upon completion of a review of rental merchandise, property and equipment, intangibles and certain accrued liabilities. The excess of purchase price over the fair value of DLC's net assets of $4,829,884 was allocated to consulting/non-compete agreements and goodwill as follows:

           Consulting/Non-compete                          $  200,000
           Goodwill                                         4,629,884
           Excess purchase price over the fair             ----------
             value of net assets of DLC                    $4,829,884
                                                           ==========

    (c) The pro forma consolidated balance sheet has been prepared assuming $5,666,418 in borrowings under Rent-Way's financing agreement.
         Such borrowings were used to pay off certain DLC debt, pay for the acquisition and other related acquisition costs. The borrowings from Rent-Way's financing agreement were used as follows:

           Cash payment                                    $4,375,741
           Payment of DLC acquisition and
             closing costs                                    375,000
                                                           ----------
           Borrowings under Rent-Way's
             financing agreement                            4,750,741
                                                           ----------
           Total refinancing of certain DLC debt              915,677
                                                           ----------
           Total borrowings under Rent-Way's
             financing agreement                           $5,666,418
                                                           ==========

RENT-WAY, INC.                                                      FORM 8-KA
------------------------------------------------------------------------------
                                                              OCTOBER 7, 1996


             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                                                                              FISCAL 1995
                                                                              (unaudited)
                                             ------------------------------------------------------------------------------

                                             AS REPORTED             DIAMOND
                                             SEPT. 30, 1995          LEASING, INC.       PRO FORMA             PRO FORMA
                                             RENT-WAY, INC.          JUNE 30, 1995       ADJUSTMENTS           CONSOLIDATED
                                             --------------          -------------       -----------           ------------
REVENUES:
Rental revenue                                 $24,080,270            $5,690,121         $                     $ 29,770,391
Other revenue                                    4,114,153               950,299                                  5,064,452
                                               -----------            ----------         ----------            ------------
    Total revenue                               28,194,423             6,640,420                                 34,834,843

COSTS AND OPERATING EXPENSES:
Depreciation and amortization
  Rental merchandise                             8,312,014             1,847,883                                 10,159,897
  Property and equipment                           525,060               217,856                                    742,916
  Amortization of goodwill                         334,003                                  231,494  (a)            565,497
Salaries and wages                               6,908,648             2,657,996           (207,800) (b)          9,358,844
Advertising                                      1,259,514               200,290                                  1,459,804
Occupancy                                        1,887,870               394,725                                  2,282,595
Other operating expenses                         6,387,333             1,153,187             66,880  (c)          7,607,400
                                               -----------            ----------         ----------            ------------
     Total costs and operating expenses         25,614,442             6,471,937             90,574              32,176,953
                                               -----------            ----------         ----------            ------------

     Operating income                            2,579,981               168,483            (90,574)              2,657,890

OTHER INCOME (EXPENSE):
Interest expense                                (1,178,613)             (183,930)          (267,390) (d)         (1,629,933)
Interest income                                     66,277                                                           66,277
Other income (expense), net                        (13,435)               26,824                                     13,389
                                               -----------            ----------         ----------            ------------
      Income before income taxes                 1,454,210                11,377           (357,964)              1,107,623

Income tax expense                                 445,440                 7,307            (21,882) (e)            430,865
                                               -----------            ----------         ----------            ------------

      Net income                               $ 1,008,770            $    4,070         $ (336,082)           $    676,758
                                               ===========            ==========         ==========            ============

Preferred stock dividend                            37,973                                                           37,973
                                               -----------                                                     ------------
      Earnings applicable to
      common shares                            $   970,797                                                     $    638,785
                                               ===========                                                     ============

EARNINGS PER COMMON SHARE:
  Primary                                      $      0.22                                                     $       0.15
                                               ===========                                                     ============

  Fully diluted                                $      0.22                                                     $       0.14
                                               ===========                                                     ============

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
  Primary                                        4,400,066                                                        4,420,424
                                               ===========                                                     ============

  Fully diluted                                  4,500,287                                                        4,520,645
                                               ===========                                                     ============

             See the accompanying Notes to the Unaudited Pro Forma
                     Consolidated Statements of Income.

RENT-WAY, INC.                                                      FORM 8-KA
------------------------------------------------------------------------------
                                                              OCTOBER 7, 1996


             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

                                                                       FOR THE NINE MONTHS ENDED
                                                                              FISCAL 1996
                                                                              (unaudited)
                                             ------------------------------------------------------------------------------

                                             AS REPORTED             DIAMOND
                                             JUNE 30, 1996           LEASING, INC.       PRO FORMA             PRO FORMA
                                             RENT-WAY, INC.          MARCH 31, 1996      ADJUSTMENTS           CONSOLIDATED
                                             --------------          -------------       -----------           ------------
REVENUES:
Rental revenue                                 $31,602,369            $4,654,416         $                     $36,256,785
Other revenue                                    5,134,150               818,578                                 5,952,728
                                               -----------            ----------         ----------            -----------
    Total revenue                               36,736,519             5,472,994                                42,209,513

COSTS AND OPERATING EXPENSES:
Depreciation and amortization
    Rental merchandise                           9,763,900             1,971,917                                11,735,817
    Property and equipment                         557,456                                                         557,456
    Amortization of goodwill                       632,808                                 173,621  (a)            806,429
Salaries and wages                               9,160,570             1,611,588          (156,000) (b)         10,616,158
Advertising                                      1,481,652               169,202                                 1,650,854
Occupancy                                        2,385,564               273,478                                 2,659,042
Other operating expenses                         8,031,365             1,264,969            44,559  (c)          9,340,893
                                               -----------            ----------         ---------             -----------
    Total costs and operating expenses          32,013,315             5,291,154            62,180              37,366,649
                                               -----------            ----------         ---------             -----------

    Operating income                             4,723,204               181,840           (62,180)              4,842,864

OTHER INCOME (EXPENSE):
Interest expense                                (1,279,914)              (90,161)         (228,388) (d)         (1,598,463)
Interest income                                     60,267                                                          60,267
Other income (expense) net                          73,677                10,442                                    84,119
                                               -----------            ----------         ---------             -----------
    Income before income taxes                   3,577,234               102,121          (290,568)              3,388,787

Income tax expense                               1,645,562                34,715          (121,435) (e)          1,558,842
                                               -----------            ----------         ---------             -----------

    Net income                                  $1,931,672            $   67,406         $(169,133)            $ 1,829,945
                                                ==========            ==========         =========             ===========

Preferred stock dividend requirements              109,357                                                         109,357
                                                ----------                                                     -----------

    Earnings applicable to
    common shares                               $1,822,315                                                     $ 1,720,588
                                                ==========                                                     ===========

EARNINGS PER COMMON SHARE:
    Primary                                     $     0.33                                                     $      0.31
                                                ==========                                                     ===========

    Fully diluted                               $     0.32                                                     $      0.30
                                                ==========                                                     ===========

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
    Primary                                      5,531,767                                                       5,552,305
                                                ==========                                                     ===========

    Fully diluted                                5,743,960                                                       5,764,498
                                                ==========                                                     ===========



             See the accompanying Notes to the Unaudited Pro Forma
                       Consolidated Statements of Income

RENT-WAY, INC.                                                      FORM 8-KA
------------------------------------------------------------------------------
                                                              OCTOBER 7, 1996


         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME


1.  BASIS OF PRESENTATION

    The Unaudited Pro Forma Consolidated Statements of Income have been prepared assuming the acquisition of DLC was consummated on October 1, 1994 using the historical financial statements of Rent-Way, Inc. for the year and nine month periods ending September 30, 1995 and June 30, 1996 and the historical financial statements of DLC for the year and nine month periods ending
    June 30, 1995 and March 31, 1996.

2.  PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENTS OF INCOME

    (a) Adjustment to recognize amortization of Goodwill on a straight line basis over twenty years:

         Nine months ended June 30, 1996                 $173,621
         Year ended September 30, 1995                   $231,494


    (b) Salaries and wages have been adjusted for the elimination of Ken Moye, the prior owner of DLC who is no longer employed by Rent-Way, Inc. and adjusted for the difference in compensation now paid to Lee Brady by Rent-Way, Inc. as compared to his compensation from DLC.


         Nine months ended June 30, 1996                 $156,000
         Year ended September 30, 1995                   $207,800

    (c)  Adjustment for various expenses including:

         1. Elimination of fees paid to K. Moye for personal guarantee of DLC debt

            Nine months ended June 30, 1996                  $30,441
            Year ended September 30, 1995                    $33,120

         2. Amortization of non-compete agreements using straight line for 2 years.

            Nine months ended June 30, 1996                  $75,000
            Year ended September 30, 1995                   $100,000

    (d) Adjustment to record interest expense on net borrowings for acquisition offset by elimination of DLC debt.

         Nine months ended June 30, 1996                 $228,388
         Year ended September 30, 1995                   $267,390

    (e) Adjustment to record income tax expense based on effective tax rates of 38.9% and 46.0% respectively

         Nine months ended June 30, 1996                $(121,435)
         Year ended September 30, 1995                   $(21,882)